Exhibit 23

Consent of Independent Auditors

The Board of Directors
Electronic Data Systems Corporation:

We consent to incorporation by reference in the registration statements listed below of Electronic Data Systems Corporation of our reports dated February 27, 2008, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007 the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10‑K of Electronic Data Systems Corporation. Our report on the consolidated financial statements refers to the 2007 adoption of the provisions of Financial Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, 2006 adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB statements No. 87, 88, 106, and 132R, and the 2005 adoption of the provisions of SFAS No. 123R, Share‑Based Payment.

Form	SEC File Number	Description
S-8	333-136364	EDS 401(k) Plan
S-8	333-129474	Transition Inducement Plan
S-3A	333-115590	Amendment to Registration
S-3	333-115590	Registration
S-8 POS	333-108007	Post Effective Amendment No. 1 - 2003 Incentive Plan of Electronic Data Systems Corporation
S-8	333-108007	2003 Incentive Plan of Electronic Data Systems Corporation
S-8	333-11325	EDS 401(k) Plan
S-8	333-103044	EDS Executive Deferral Plan
S-8	333-101285	EDS 401(k) Plan
S-8	333-101286	EDS Puerto Rico Savings Plan
S-8	333-101287	Transition Inducement Plan
S-8	333-82520	EDS Global Share Plan
S-8	333-72086	EDS United Kingdom Executive Deferral Plan
S-8	333-65784	Amended and Restated Electronic Data Systems Corporation Incentive Plan
S-8	333-65786	Transition Incentive Plan
S-8	333-65828	1999 EDS Non-Qualified Stock Purchase Plan
S-3	333-62442	$4,000,000,000 Electronic Data Systems Corporation Shelf Registration
S-8	333-49760	2000 EDS Global Share Plan
S-8	333-43436	1999 EDS Non-Qualified Stock Purchase Plan
S-8	333-89903	EDS Executive Deferral Plan
S-8	333-22077	PerformanceShare, 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation
S-8 POS	002-94690-99	Post Effective Amendment No. 2 - 1996 Electronic Data Systems Corporation Stock Purchase Plan
S-8 POS	002-94691-99	Post Effective Amendment No. 2 - 1996 Incentive Plan of Electronic Data Systems Corporation
S-8 POS	033-54833-99	Post Effective Amendment No. 1 - EDS Puerto Rico Savings Plan
S-8 POS	033-36443-99	Post Effective Amendment No. 1 - Amended and Restated EDS Deferred Compensation Plan
S-8 POS	033-64681-99	Post Effective Amendment No. 1 - Amended and Restated EDS Deferred Compensation Plan

KPMG LLP

Dallas, Texas
February 27, 2008